Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	January 25, 2006

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp.
(HTC)

Designated Filer:	Blackstone FI Communications Associates (Cayman) Ltd.

Other Joint Filers	Blackstone Communications Management Associates (Cayman) L.P. Blackstone NSS Communications Partners (Cayman) L.P. Blackstone Family Communications Partnership (Cayman) L.P.
Peter G. Peterson Stephen A. Schwarzman

Addresses:	The principal business address of the Joint Filers above is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154, U.S.

Signatures:

Blackstone NSS Communications Partners (Cayman) L.P.
By Blackstone Communications Management Associates (Cayman) L.P., its general partner
By Blackstone FI Communications Associates (Cayman) Ltd., its general partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

Blackstone Family Communications Partnership (Cayman) L.P.
By Blackstone Communications Management Associates (Cayman) L.P., its general partner
By Blackstone FI Communications Associates (Cayman) Ltd., its general partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

Blackstone Communications Management Associates (Cayman) L.P.
By Blackstone FI Communications Associates (Cayman) Ltd., its general partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

Blackstone FI Communications Associates (Cayman) Ltd.

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

/s/ Peter G. Peterson

Peter G. Peterson

/s/ Stephen A. Schwarzman

Stephen A. Schwarzman